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                                                                  EXHIBIT 99.1.4

                             AMENDMENT TO SECURITIES
                        PURCHASE AND REDEMPTION AGREEMENT

      This Amendment (this "Amendment"), dated as of June 16, 2003, amends the Securities Purchase and Redemption Agreement, dated as of March 30, 2001 (the "Agreement"), by and among Sybari Software, Inc. (the "Company"), each of Robert
G. Wallace, Tobias Berman, Gregory A. Tetrault and Patrick A. FitzMaurice (each a "Principal Shareholder," and collectively the "Principal Shareholders") and the purchasers named in Schedule 1.1 of the Agreement (the "Investors"), as amended by that certain letter agreement (the "Letter Agreement"), dated as of May 25, 2001, by and among the Company, the Principal Shareholders and the Investors, and as further amended by that certain Amendment to Securities Purchase and Redemption Agreement and Subordinated Debentures (the "May 2002 Amendment"), dated as of May 29, 2002, by and among the Company, the Principal Shareholders and the Investors. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement, as amended by the Letter Agreement and the May 2002 Amendment.

                                   BACKGROUND

WHEREAS:

      A. The Company, the Principal Shareholders and the Investors desire to extend the time period during which the Principal Shareholders may grant options to employees of the Company pursuant to the Employee Stock Option Plan from a period ending eighteen (18) months following the Closing Date to a period ending thirty-three (33) months following the Closing Date; and

      B. The Company, the Principal Shareholders and the Investors desire that the Agreement be amended as follows.

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      Accordingly, in consideration of the promises and the mutual agreements set forth herein, the parties hereto hereby agree to amend the Agreement, with such amendments to the Agreement to be deemed effective as of March 30, 2001, as follows:

FIRST: Section 1.6 of the Agreement is hereby amended to read in its entirety as follows:

            "Options. Within three hundred sixty five (365) days of the Closing Date, the Company shall establish an employee stock option plan (the "Employee Stock Option Plan"), in a form reasonably acceptable to the Purchasers, pursuant to which options for a total of up to ten (10) shares (as equitably adjusted for stock splits, stock dividends, reorganizations and the like) of Common Stock (the "Non-Founder Options") may be granted by the Principal Shareholders to members of senior management and Directors specified by the Principal Shareholders, other than the other Principal Shareholders, during the thirty-three (33) month period immediately following the Closing Date. The shares of Common Stock which are subject to the Non-Founder Options shall be provided by the Principal Shareholders in accordance with their respective contribution percentages set forth on Schedule 1.6 attached hereto, and the proceeds from the exercise of such Non-Founder Options shall be paid to the Principal Shareholders in accordance therewith. Non-Founder Options shall be issued to such Persons (other than the Principal Shareholders), upon such terms, including vesting and exercise price, as shall be as set forth in the Employee Option Plan. On or before the date thirty-three (33) months following the Closing Date, the Company shall establish an option plan upon such terms, including

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      vesting, as shall be determined by the compensation committee of the
      Company's Board of Directors."

SECOND: Section 4.5 of the Agreement is hereby amended to read in its entirety as follows:

            "Limitation on Options. Neither the Company nor the Principal Stockholders shall grant any options, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company, except that (i) the Principal Shareholders may grant options for up to ten (10) shares (as equitably adjusted for stock splits, stock dividends, reorganizations and the like) of Common Stock to employees of the Company at any time prior to the expiration of thirty-three (33) months from the Closing Date, pursuant to the Employee Stock Option Plan as described in
      Section 1.6 hereof, and (ii) at any time subsequent to May 31, 2003, the Company may grant options for up to ten (10) shares (as equitably adjusted for stock splits, stock dividends, reorganizations and the like) of Common Stock, pursuant to grants which are approved by the compensation committee of the Company's Board of Directors."

THIRD: The amendments to the Agreement that are set forth in and contemplated by this Amendment shall be effective as of March 30, 2001.

FOURTH: Except as amended by this Amendment, it is expressly acknowledged and understood that this Amendment shall not be construed to alter any other provisions in the Agreement (as amended by the Letter Agreement and the May 2002 Amendment). Except as amended by this Amendment, all of the provisions of the Agreement (as amended by the Letter Agreement and the May 2002 Amendment) shall remain in full force and effect.

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FIFTH: This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more copies of this Amendment may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

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      IN WITNESS WHEREOF, the parties have executed this Amendment on the 16th day of June, 2003.

                                     COMPANY:

                                     SYBARI SOFTWARE, INC.

                                     By: /s/ James Shanahan
                                         ---------------------------------------
                                         Name: James Shanahan
                                         Title: Chief Financial Officer

                                     PRINCIPAL SHAREHOLDERS:

                                     /s/ Robert G. Wallace
                                     -------------------------------------------
                                     Robert G. Wallace

                                     /s/ Tobias Berman
                                     -------------------------------------------
                                     Tobias Berman

                                     /s/ Gregory A. Tetrault
                                     -------------------------------------------
                                     Gregory A. Tetrault

                                     /s/ Patrick A. FitzMaurice
                                     -------------------------------------------
                                     Patrick A. FitzMaurice

                                     INVESTORS:

                                     Summit Ventures V, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

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                                     Summit V Companion Fund, L.P.

                                     By: Summit Partners V, L.P.
                                         Its General Partner

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit V Advisors Fund, L.P.

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit V Advisors Fund (QP), L.P.

                                         By: Summit Partners, LLC
                                             Its General Partner

                                             By: /s/ Tom Roberts
                                                 -------------------------------
                                                 Member

                                     Summit Subordinated Debt Fund II, L.P.

                                     By: Summit Partners SD II, LLC
                                         Its General Partner

                                         By: /s/ Tom Roberts
                                             -----------------------------------
                                             Member

                                     Summit Investors III, L.P.

                                     By: /s/ Tom Roberts
                                         ---------------------------------------
                                         General Partner

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